Exhibit 99.1

BioSig Technologies Welcomes the Creation of New Bioelectronic Medicine Alliance

BioSig Supports the Alliance for Advancing Bioelectronic Medicine,

Which Seeks to Bring Together Leading Experts to Advance Entire Field

Westport, CT, November 18, 2019 (GLOBE NEWSWIRE) -- BioSig Technologies, Inc. (NASDAQ: BSGM) (“BioSig” or “The Company”), a medical technology company developing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced that the Company supported the launch of the Alliance for Advancing Bioelectronic Medicine (AABM), an independent network of professionals united to support bioelectronic medicine. The alliance grew out of an invitation-only roundtable and working group that BioSig organized earlier this year, at which a distinguished group of researchers, entrepreneurs, and healthcare experts agreed on the need for a collaborative effort to create a shared vision for bioelectronic medicine.

“BioSig is proud of our role in the conception and launch of this important new alliance, which we believe will provide critical value to the bioelectronic medicine field,” said Kenneth L. Londoner, Founder, CEO, and Chairman of BioSig Technologies. “We look forward to working with the alliance and its members to articulate the value of bioelectronic medicine, catalyze meaningful cross-sector collaboration, and engage new audiences. These goals are vital to driving the field’s progress and impact on patients’ lives across disease areas.”

The Alliance for Advancing Bioelectronic Medicine aims to play a unique convening role, mobilizing patients, physicians, and other stakeholders to advocate for the field, and increasing awareness among audiences that are important for the field’s growth, including policymakers, investors, media, and the general public. Its steering committee includes experts with experience at the Mayo Clinic, the Heart Rhythm Society, the European Heart Rhythm Association, The Feinstein Institute, RAND Corporation, Battelle, Imperial College London, and Sheba Medical Center.

“BioSig’s leadership and support have helped to connect bioelectronic medicine experts from diverse areas of the field, which has led to our forming the Alliance for Advancing Bioelectronic Medicine,” said Dr. Hein Heidbuchel, a founding member of AABM and Professor and Chair of Cardiology, Anwerp University and President of the European Heart Rhythm Association. “We’ve seen impressive scientific and medical progress in bioelectronic medicine in recent years, but what has been missing is a compelling story that builds understanding and support for this field across a wide range of relevant audiences. We look forward to working together and contributing to the growth of this promising field.”

About BioSig Technologies
BioSig Technologies is a medical technology company developing a proprietary biomedical signal processing platform designed to improve the electrophysiology (EP) marketplace (www.biosig.com). Led by a proven management team and a veteran Board of Directors, BioSig Technologies is preparing to commercialize its PURE EP(tm) System. The technology has been developed to address an unmet need in a large and growing market.

The Company’s first product, PURE EP(tm) System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory. The system is indicated for use under the supervision of licensed healthcare practitioners who are responsible for interpreting the data. This novel cardiac signal acquisition and display system is engineered to assist electrophysiologists in clinical decision-making during electrophysiology procedures in patients with abnormal heart rates and rhythms. BioSig’s ultimate goal is to deliver technology to improve upon catheter ablation treatments for the prevalent and potentially deadly arrhythmias, Atrial Fibrillation and Ventricular Tachycardia. BioSig has partnered with Minnetronix on technology development and received FDA 510(k) clearance for the PURE EP(tm) System in August 2018.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact

Andrew Ballou

BioSig Technologies, Inc.

Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x119